SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2003

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

1861 International Drive
McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On June 23, 2003, MicroStrategy Incorporated (the “Company”) issued a press release announcing that it has elected to convert on July 30, 2003 the remaining $53,035,445 in principal amount outstanding of its 7 ½% series A unsecured notes (the “Notes”) plus all accrued and unpaid interest on the Notes, based a conversion price of $32.2611, into shares of the Company’s class A common stock, in accordance with the terms of the indenture pursuant to which the Notes were issued. The conversion ratio is 3.1230 shares of class A common stock for each $100 in principal amount of the Notes. The conversion ratio includes the shares of class A common stock to be issued with respect to the $0.75 of accrued and unpaid interest that will be outstanding on each $100 principal amount of the Notes at the time of conversion. The conversion will result in the issuance by the Company of approximately 1,656,297 shares of class A common stock.

A detailed description of the terms of the Notes including the terms of the conversion of the Notes into class A common stock is contained in the indenture filed as an exhibit to the Company’s Form T-3 (SEC File No. 022-22591) filed with the SEC on October 25, 2001.

A copy of the press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2003	MICROSTRATEGY INCORPORATED (Registrant)

By: /s/ ERIC F. BROWN
Name: Eric F. Brown Title: President & CFO

Exhibit Index

Exhibit	Description
99.1	Press release regarding conversion of notes, dated as of June 23, 2003.